UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 26, 2018

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK		14625-2396
(Address of principal executive offices)		(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 30, 2018, Paychex, Inc. (“Paychex” or the “Company”) announced that the Board of Directors (the “Board”) has voted to expand to eleven members and has appointed Pamela A. Joseph to fill the newly created Board position.  The Company’s press release dated April 30, 2018, announcing the appointment of Ms. Joseph, is furnished as Exhibit 99.1 to this Current Report on Form 8-K (“8-K”).

Ms. Joseph, age 59, most recently served as President and Chief Operating Officer of Total System Services, Inc., a global leader in payment solutions until September 2017.  Prior to that, she was Vice Chairman of U.S. Bancorp Payment Services and Chairman of Elavon (formerly NOVA Information Systems, Inc.), a wholly owned subsidiary of U.S. Bancorp from December 2004 until her retirement in June 2015.  Ms. Joseph is a member of the Board of Directors of TransUnion, a publicly traded consumer credit reporting agency.  She previously served as a member of the Paychex Board of Directors for more than 11 years before resigning in March 2017 due to other professional and board commitments.

Ms. Joseph’s appointment to the Board was effective upon the Board’s vote held on April 26, 2018.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit relating to Item 5.02 of this Form 8-K is furnished herewith:

Exhibit 99.1	Press Release of Paychex, Inc. dated April 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	April 30, 2018	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	April 30, 2018	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer